Exhibit 99.2

2017

THIRD QUARTER

supplemental information

RPAI®

TABLE OF CONTENTS

1 EARNINGS RELEASE ..... i – vi

2 FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3
Supplemental Financial Statement Detail 4
Same Store Net Operating Income 5
Capitalization 6
Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9

3 TRANSACTION SUMMARY

Development Projects 10-11
Acquisitions 12
Dispositions 13

4 PORTFOLIO SUMMARY

Market Summary 14
Retail Operating Portfolio Occupancy 15
Top Retail Tenants 16
Retail Leasing Activity Summary 17
Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – October 31, 2017 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2017.
FINANCIAL RESULTS
For the quarter ended September 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $33.5 million, or $0.15 per share, compared to $70.1 million, or $0.30 per share, for the same period in 2016;

▪	Funds from operations (FFO) attributable to common shareholders of $57.1 million, or $0.25 per share, compared to $64.9 million, or $0.27 per share, for the same period in 2016; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $59.3 million, or $0.26 per share, compared to $64.8 million, or $0.27 per share, for the same period in 2016.
For the nine months ended September 30, 2017, the Company reported:

▪	Net income attributable to common shareholders of $134.5 million, or $0.57 per diluted share, compared to $141.4 million, or $0.60 per share, for the same period in 2016;

▪	FFO attributable to common shareholders of $118.3 million, or $0.51 per share, compared to $215.2 million, or $0.91 per share, for the same period in 2016; and

▪	Operating FFO attributable to common shareholders of $189.1 million, or $0.81 per share, compared to $197.3 million, or $0.83 per share, for the same period in 2016.
OPERATING RESULTS
For the quarter ended September 30, 2017, the Company’s portfolio results were as follows:

▪	1.0% increase in same store net operating income (NOI) over the comparable period in 2016;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.2% at September 30, 2017, down 50 basis points from 94.7% at June 30, 2017 and down 100 basis points from 95.2% at September 30, 2016;

▪
Retail portfolio percent leased, including leases signed but not commenced: 92.7% at September 30, 2017, down 100 basis points from 93.7% at June 30, 2017 and down 180 basis points from 94.5% at September 30, 2016;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $18.50 at September 30, 2017, up 8.6% from $17.03 ABR per occupied square foot at September 30, 2016;

▪	787,000 square feet of retail leasing transactions comprised of 123 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 8.9% on new leases and 6.4% on renewal leases for a blended re-leasing spread of 6.7%.
For the nine months ended September 30, 2017, the Company’s portfolio results were as follows:

▪	1.7% increase in same store NOI over the comparable period in 2016;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	2,050,000 square feet of retail leasing transactions comprised of 384 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 19.6% on new leases and 6.7% on renewal leases for a blended re-leasing spread of 8.1%.
“2017 has proven to be the most transformative year for us with nearly $1.1 billion of disposition activity,” stated Steve Grimes, president and chief executive officer. “At this pace, we are poised to finish our disposition goals ahead of plan and with our balance sheet in check, we are now able to focus primarily on our growth initiatives within our concentrated portfolio of assets.”
INVESTMENT ACTIVITY
Dispositions
Year to date, the Company has completed, is under contract or has letters of intent (LOIs) for dispositions totaling $1.1 billion. During the quarter, the Company completed $228.0 million of dispositions, which included the sales of 11 non-target multi-tenant retail assets. Subsequent to quarter end, the Company completed the sales of four non-target multi-tenant retail assets, all of which were classified as held for sale as of September 30, 2017, for $76.5 million. Year to date, the Company has completed dispositions totaling $719.3 million.
The Company has an LOI to sell its one remaining office building, Schaumburg Towers, located in the northwest suburbs of Chicago, for a purchase price of $87.6 million. In addition, the Company is under contract to sell nine non-target multi-tenant retail assets for $212.7 million. The Company also has LOIs to sell one non-target multi-tenant retail asset for $23.1 million and two single-user retail assets for $9.5 million. The sale of Schaumburg Towers is expected to close during the first quarter of 2018 and the remaining transactions are expected to close during the fourth quarter of 2017 and the first quarter of 2018, subject to satisfaction of customary closing conditions and, for those transactions subject to an LOI, negotiations of definitive agreements consistent with the LOIs.
Acquisitions
Year to date, the Company has completed $147.6 million of acquisitions. During the quarter, as previously announced, the Company completed the acquisition of New Hyde Park Shopping Center, located in the New York metropolitan statistical area (MSA), for a gross purchase price of $22.1 million. In addition, the Company acquired the remaining phases at One Loudoun Downtown, located in the Washington, D.C. MSA, for a gross purchase price of $25.7 million.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2017, the Company had approximately $1.7 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.1x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.5x. Consolidated indebtedness had a weighted average contractual interest rate of 3.60% and a weighted average maturity of 5.4 years.
During the quarter, the Company repaid $58.2 million of mortgage debt, excluding amortization, with a weighted average interest rate of 6.04% and incurred a prepayment penalty of $3.0 million. Additionally, the Company repaid $100.0 million of its unsecured term loan due 2018, which had an interest rate of 2.68% and a remaining outstanding balance of $100.0 million as of September 30, 2017. Subsequent to quarter end, the Company repaid a $7.7 million mortgage payable with an interest rate of 7.70%.
During the quarter, the Company repurchased 3.8 million shares of common stock under its stock repurchase program at an average price per share of $13.09 for a total of approximately $49.9 million, including 0.4 million shares repurchased in September 2017 at an average price per share of $13.08 for a total of $5.2 million, which settled on October 2, 2017.

Year to date, the Company has repaid $581.5 million of total debt, excluding amortization, with a weighted average interest rate of 6.34% and incurred prepayment penalties of $68.5 million, primarily due to the defeasance of the IW JV cross-collateralized portfolio of mortgages payable in January 2017.
Year to date, the Company has repurchased 9.8 million shares of common stock under its stock repurchase program at an average price per share of $12.76 for a total of approximately $125.6 million.
GUIDANCE
The Company is revising its 2017 guidance range for net income attributable to common shareholders to $1.06 to $1.08 per share from $0.95 to $1.00 per share. The Company is increasing its 2017 Operating FFO attributable to common shareholders guidance range to $1.03 to $1.05 per share from $1.00 to $1.05 per share, based, in part, on the following assumptions:

▪	Increased 2017 same store NOI growth range to 1.75% to 2.25% from 1.25% to 2.25%;

▪	Increased 2017 dispositions range to $850 million to $1 billion from $800 to $900 million;

▪	Maintained 2017 acquisitions range of $375 to $475 million, including repurchases of common stock; and

▪	Decreased 2017 general and administrative expenses range to $39 to $41 million from $42 to $44 million.
PREFERRED STOCK REDEMPTION
On October 26, 2017, the Company announced that it will redeem all 5.4 million outstanding shares of its 7.00% Series A cumulative redeemable preferred stock on December 20, 2017 for cash at a redemption price of $25.00 per preferred share, plus $0.3840 per preferred share representing all accrued and unpaid dividends up to, but excluding, December 20, 2017.
DIVIDEND
On October 26, 2017, the Company declared the fourth quarter 2017 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2018 to Class A common shareholders of record on December 27, 2017.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, November 1, 2017 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on November 1, 2017 until midnight (ET) on November 15, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13669182.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.

ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of September 30, 2017, the Company owned 120 retail operating properties representing 21.6 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, and the impact on earnings from executive separation, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and nine months ended September 30, 2017 represents NOI from the Company’s same store portfolio consisting of 110 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three and nine months ended September 30, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2017
	Low	High

Net income attributable to common shareholders	$1.06	$1.08
Depreciation and amortization of depreciable real estate	0.87	0.87
Provision for impairment of investment properties	0.26	0.26
Gain on sales of depreciable investment properties	(1.49)	(1.49)
FFO attributable to common shareholders	$0.70	$0.72

Impact on earnings from the early extinguishment of debt	0.32	0.32
Provision for hedge ineffectiveness	—	—
Preferred stock redemption in excess of carrying value	0.02	0.02
Impact on earnings from executive separation, net	(0.01)	(0.01)
Other	—	—
Operating FFO attributable to common shareholders	$1.03	$1.05

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Investment properties:
Land	$1,090,790	$1,191,403
Building and other improvements	3,773,266	4,284,664
Developments in progress	31,083	23,439
	4,895,139	5,499,506
Less accumulated depreciation	(1,250,619)	(1,443,333)
Net investment properties	3,644,520	4,056,173

Cash and cash equivalents	29,652	53,119
Accounts and notes receivable (net of allowances of $6,421 and $6,886, respectively)	72,496	78,941
Acquired lease intangible assets, net	126,487	142,015
Assets associated with investment properties held for sale	64,673	30,827
Other assets, net	131,265	91,898
Total assets	$4,069,093	$4,452,973

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,087 and $1,437, respectively, unamortized discount of $(590) and $(622), respectively, and unamortized capitalized loan fees of $(649) and $(5,026), respectively)	$288,100	$769,184
Unsecured notes payable, net (includes unamortized discount of $(882) and $(971), respectively, and unamortized capitalized loan fees of $(3,523) and $(3,886), respectively)	695,595	695,143
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,086) and $(2,402), respectively)	546,914	447,598
Unsecured revolving line of credit	187,000	86,000
Accounts payable and accrued expenses	74,105	83,085
Distributions payable	40,145	39,222
Acquired lease intangible liabilities, net	101,045	105,290
Liabilities associated with investment properties held for sale, net (includes unamortized capitalized loan fees of $(25) and $0, respectively)	9,056	864
Other liabilities	78,195	74,501
Total liabilities	2,020,155	2,300,887

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of September 30, 2017 and December 31, 2016; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 227,496 and 236,770 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	227	237
Additional paid-in capital	4,804,679	4,927,155
Accumulated distributions in excess of earnings	(2,756,859)	(2,776,033)
Accumulated other comprehensive income	886	722
Total equity	2,048,938	2,152,086
Total liabilities and equity	$4,069,093	$4,452,973

3rd Quarter 2017 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Rental income	$100,977	$113,627	$316,968	$344,081
Tenant recovery income	28,024	29,130	88,334	89,140
Other property income	1,518	1,769	6,249	7,170
Total revenues	130,519	144,526	411,551	440,391

Expenses
Operating expenses	19,572	20,285	62,440	63,438
Real estate taxes	21,863	19,937	65,229	60,966
Depreciation and amortization	51,469	56,763	157,268	163,602
Provision for impairment of investment properties	45,822	4,742	58,856	11,048
General and administrative expenses	7,785	11,110	29,368	33,289
Total expenses	146,511	112,837	373,161	332,343

Operating (loss) income	(15,992)	31,689	38,390	108,048

Gain on extinguishment of debt	—	—	—	13,653
Gain on extinguishment of other liabilities	—	—	—	6,978
Interest expense	(21,110)	(25,602)	(128,077)	(78,343)
Other (expense) income, net	(76)	22	380	449
(Loss) income from continuing operations	(37,178)	6,109	(89,307)	50,785
Gain on sales of investment properties	73,082	66,385	230,874	97,737
Net income	35,904	72,494	141,567	148,522
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income attributable to common shareholders	$33,542	$70,132	$134,480	$141,435

Earnings per common share – basic
Net income per common share attributable to common shareholders	$0.15	$0.30	$0.58	$0.60
Earnings per common share – diluted
Net income per common share attributable to common shareholders	$0.15	$0.30	$0.57	$0.60

Weighted average number of common shares outstanding – basic	229,508	236,783	233,348	236,692

Weighted average number of common shares outstanding – diluted	230,104	237,108	233,949	236,983

3rd Quarter 2017 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$33,542	$70,132	$134,480	$141,435
Depreciation and amortization of depreciable real estate	50,867	56,384	155,857	162,577
Provision for impairment of investment properties	45,822	4,742	58,856	8,884
Gain on sales of depreciable investment properties	(73,082)	(66,385)	(230,874)	(97,737)
FFO attributable to common shareholders	$57,149	$64,873	$118,319	$215,159

FFO attributable to common shareholders per common share outstanding	$0.25	$0.27	$0.51	$0.91

FFO attributable to common shareholders	$57,149	$64,873	$118,319	$215,159
Impact on earnings from the early extinguishment of debt, net	3,006	—	71,675	(12,842)
Provision for hedge ineffectiveness	5	(38)	16	(35)
Provision for impairment of non-depreciable investment property	—	—	—	2,164
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Impact on earnings from executive separation, net (b)	(1,086)	—	(1,086)	—
Other (c)	207	(5)	188	(189)
Operating FFO attributable to common shareholders	$59,281	$64,830	$189,112	$197,279

Operating FFO attributable to common shareholders per common share outstanding	$0.26	$0.27	$0.81	$0.83

Weighted average number of common shares outstanding – basic	229,508	236,783	233,348	236,692
Dividends declared per common share	$0.165625	$0.165625	$0.496875	$0.496875

Additional Information (d)
Lease-related expenditures (e)
Same store	$6,048	$6,476	$19,730	$24,090
Other investment properties (f)	$3,870	$2,079	$15,248	$5,854

Capital expenditures (g)
Same store	$7,570	$4,724	$20,190	$13,559
Other investment properties (f)	$7,231	$1,475	$10,937	$7,434

Straight-line rental income, net	$1,849	$1,226	$3,109	$3,054
Amortization of above and below market lease intangibles and lease inducements	$240	$1,176	$938	$1,595
Non-cash ground rent expense (h)	$534	$552	$1,617	$1,952

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)	Reflected as a reduction to "General and administrative expenses" in the condensed consolidated statements of operations.

(c)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other (expense) income, net" in the condensed consolidated statements of operations.

(d)
The same store portfolio for the three and nine months ended September 30, 2017 consists of 110 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	2017 expenditures are primarily associated with Schaumburg Towers, the Company's one remaining office property.

(g)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(h)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

3rd Quarter 2017 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	September 30, 2017	December 31, 2016
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $5,846 and $6,200, respectively)	$26,457	$27,948
Straight-line receivables (net of allowances of $575 and $686, respectively)	46,039	50,993
Total	$72,496	$78,941

Other Assets, Net
Deferred costs, net	$31,803	$30,657
Restricted cash and escrows	6,830	29,230
Disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges)	65,086	—
Fair value of derivatives	891	743
Other assets, net	26,655	31,268
Total	$131,265	$91,898

Other Liabilities
Unearned income	$17,950	$16,883
Straight-line ground rent liability	32,158	31,516
Other liabilities	28,087	26,102
Total	$78,195	$74,501

Developments in Progress
Active developments/redevelopments (a)	$31,083	$23,439

Supplemental Statements of Operations Detail
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Rental Income
Base rent	$97,836	$110,434	$308,696	$335,631
Percentage and specialty rent	1,052	791	4,225	3,801
Straight-line rent	1,849	1,226	3,109	3,054
Amortization of above and below market lease intangibles and lease inducements	240	1,176	938	1,595
Total	$100,977	$113,627	$316,968	$344,081

Other Property Income
Lease termination income	$188	$385	$2,310	$3,070
Other property income	1,330	1,384	3,939	4,100
Total	$1,518	$1,769	$6,249	$7,170

Operating Expense Supplemental Information
Bad Debt Expense	$105	$155	$927	$774
Non-Cash Ground Rent Expense (b)	$534	$552	$1,617	$1,952

General and Administrative Expense Supplemental Information
Acquisition Costs (c)	$—	$223	$—	$913
Non-Cash Amortization of Stock-Based Compensation	$934	$1,594	$4,483	$5,293

Additional Supplemental Information
Capitalized Compensation Costs	$376	$264	$1,254	$766
Capitalized Internal Leasing Incentives	$98	$160	$287	$324
Capitalized Interest	$150	$1	$316	$1

(a)	Represents Reisterstown Road Plaza and Towson Circle. See page 10 for further details.

(b)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

(c)	The Company adopted ASU 2017-01, Business Combinations, on a prospective basis as of October 1, 2016. As a result, 2017 acquisition costs have been capitalized.

3rd Quarter 2017 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of September 30, 2017
	2017	2016	Change

Number of retail operating properties in same store portfolio	110	110	—

Occupancy	93.2%	93.3%	(0.1)%

Percent leased (b)	94.2%	95.2%	(1.0)%

Same Store NOI (c)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change

Base rent	$82,163	$80,918		$246,496	$242,589
Percentage and specialty rent	603	531		2,433	2,621
Tenant recovery income	24,499	22,838		71,777	68,961
Other property operating income (d)	832	881		2,474	2,386
	108,097	105,168		323,180	316,557

Property operating expenses (e)	14,814	15,084		44,224	45,435
Bad debt expense	148	(74)		668	355
Real estate taxes	17,848	15,637		51,257	47,575
	32,810	30,647		96,149	93,365

Same Store NOI (c)	$75,287	$74,521	1.0%	$227,031	$223,192	1.7%

(a)
For the three and nine months ended September 30, 2017, the Company's same store portfolio consists of 110 retail operating properties and excludes properties acquired or placed in service and stabilized during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2016 and 2017.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash).

3rd Quarter 2017 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	September 30, 2017	December 31, 2016
Equity Capitalization
Common stock shares outstanding (a)	227,496	236,770
Common stock share price	$13.13	$15.33
	2,987,022	3,629,684
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,122,022	$3,764,684

Debt Capitalization
Mortgages payable (b)	$288,252	$773,395
Mortgage payable associated with investment properties held for sale (c)	7,680	—
Unsecured notes payable (d)	700,000	700,000
Unsecured term loans (e)	550,000	450,000
Unsecured revolving line of credit	187,000	86,000
Total debt capitalization	$1,732,932	$2,009,395

Total capitalization at end of period	$4,854,954	$5,774,079

Calculation of Net Debt to Adjusted EBITDA Ratios (f)

	September 30, 2017	December 31, 2016

Total notional debt	$1,732,932	$2,009,395
Less: consolidated cash and cash equivalents	(29,652)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(65,086)	—
Total net debt	$1,638,194	$1,956,276
Total net debt and preferred stock	$1,773,194	$2,091,276
Adjusted EBITDA (g)	$320,548	$351,472
Net Debt to Adjusted EBITDA	5.1x	5.6x
Net Debt and Preferred Stock to Adjusted EBITDA	5.5x	6.0x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,087 and $1,437, discount of $(590) and $(622), and capitalized loan fees of $(649) and $(5,026), net of accumulated amortization, as of September 30, 2017 and December 31, 2016, respectively.

(c)	Mortgage payable associated with investment properties held for sale excludes capitalized loan fees of $(25), net of accumulated amortization, as of September 30, 2017.

(d)
Unsecured notes payable exclude discount of $(882) and $(971) and capitalized loan fees of $(3,523) and $(3,886), net of accumulated amortization, as of September 30, 2017 and December 31, 2016, respectively.

(e)	Unsecured term loans exclude capitalized loan fees of $(3,086) and $(2,402), net of accumulated amortization, as of September 30, 2017 and December 31, 2016, respectively.

(f)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(g)	For purposes of these ratio calculations, annualized three months ended figures were used.

3rd Quarter 2017 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)

		Covenant		September 30, 2017

Leverage ratio (b)		< 60.0%	(b)	32.8%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	5.6%

Fixed charge coverage ratio (c)		> 1.50x		3.4x

Interest coverage ratio (d)		> 1.50x		4.1x

Unencumbered leverage ratio (b)		< 60.0%	(b)	31.4%

Unencumbered interest coverage ratio		> 1.75x		5.3x

Notes Due 2025 (e)
	Covenant	September 30, 2017

Leverage ratio (f)	< 60.0%	32.9%

Secured leverage ratio (f)	< 40.0%	5.6%

Debt service coverage ratio (g)	> 1.50x	4.8x

Unencumbered assets to unsecured debt ratio	> 150%	321%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016. The Term Loan Due 2023 closed during the year ended December 31, 2016 and funded on January 3, 2017. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

3rd Quarter 2017 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of September 30, 2017
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$288,252	4.99%	5.5 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	3.8 years
Senior notes – 4.58% due 2024	150,000	4.58%	6.8 years
Senior notes – 4.00% due 2025	250,000	4.00%	7.5 years
Senior notes – 4.08% due 2026	100,000	4.08%	9.0 years
Senior notes – 4.24% due 2028	100,000	4.24%	11.3 years
Total unsecured notes payable (b)	700,000	4.19%	7.5 years

Unsecured credit facility:
Term loan due 2021 – fixed rate (c)	250,000	1.97%	3.3 years
Term loan due 2018 – variable rate (d)	100,000	2.68%	0.6 years
Revolving line of credit – variable rate	187,000	2.59%	2.3 years
Total unsecured credit facility (b)	537,000	2.32%	2.4 years

Term Loan Due 2023 – fixed rate (b) (e)	200,000	2.96%	6.1 years

Total consolidated indebtedness	$1,725,252	3.60%	5.4 years

Consolidated Debt Maturity Schedule as of September 30, 2017

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (f)	Total	% of Total	WA Rates on Total Debt (a)

2017	$1,003	5.10%	$—	—	$1,003	0.1%	5.10%
2018	4,177	5.05%	100,000	2.68%	104,177	6.0%	2.78%
2019	25,257	7.29%	—	—	25,257	1.5%	7.29%
2020	3,923	4.62%	187,000	2.59%	190,923	11.1%	2.63%
2021	372,820	2.73%	—	—	372,820	21.6%	2.73%
2022	157,216	4.97%	—	—	157,216	9.1%	4.97%
2023	231,758	3.12%	—	—	231,758	13.4%	3.12%
2024	151,737	4.57%	—	—	151,737	8.8%	4.57%
2025	251,809	4.00%	—	—	251,809	14.6%	4.00%
2026	112,634	4.15%	—	—	112,634	6.5%	4.15%
Thereafter	125,918	4.26%	—	—	125,918	7.3%	4.26%
Total	$1,438,252	3.79%	$287,000	2.62%	$1,725,252	100.0%	3.60%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of September 30, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 3.80%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,087, discount of $(590) and capitalized loan fees of $(649), net of accumulated amortization, as of September 30, 2017 and a $7,680 mortgage payable and capitalized loan fees of $(25), net of accumulated amortization, associated with one investment property classified as held for sale as of September 30, 2017. Unsecured notes payable excludes discount of $(882) and capitalized loan fees of $(3,523), net of accumulated amortization, as of September 30, 2017. Term loans exclude capitalized loan fees of $(3,086), net of accumulated amortization, as of September 30, 2017. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.67% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of September 30, 2017.

(d)	On September 29, 2017, the Company repaid $100,000 of its unsecured term loan due 2018, which had a remaining outstanding balance of $100,000 as of September 30, 2017.

(e)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of September 30, 2017.

(f)	Represents interest rates as of September 30, 2017.

3rd Quarter 2017 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of September 30, 2017
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 9/30/2017
Consolidated Indebtedness
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	$7,434
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,311
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,056
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,420
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	857
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	34,286
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,157
Gateway Village	01/01/23	4.14%		Fixed	Secured	34,451
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	25,982
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	14,772
Mortgages payable (b)						288,252

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan	01/05/21	1.97%	(c)	Fixed	Unsecured	250,000
Term loan (d)	05/11/18	2.68%		Variable	Unsecured	100,000
Revolving line of credit	01/05/20	2.59%		Variable	Unsecured	187,000
Unsecured credit facility (b)						537,000

Term Loan Due 2023 (b)	11/22/23	2.96%	(e)	Fixed	Unsecured	200,000

Total consolidated indebtedness	03/08/23	3.60%				$1,725,252	(f)

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 3.80%.

(b)
Mortgages payable excludes mortgage premium of $1,087, discount of $(590) and capitalized loan fees of $(649), net of accumulated amortization, as of September 30, 2017. Unsecured notes payable excludes discount of $(882) and capitalized loan fees of $(3,523), net of accumulated amortization, as of September 30, 2017. Term loans exclude capitalized loan fees of $(3,086), net of accumulated amortization, as of September 30, 2017.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.67% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of September 30, 2017.

(d)	On September 29, 2017, the Company repaid $100,000 of its unsecured term loan due 2018, which had a remaining outstanding balance of $100,000 as of September 30, 2017.

(e)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of September 30, 2017.

(f)
Excludes a $7,680 mortgage payable and capitalized loan fees of $(25), net of accumulated amortization, that is secured by Forks Town Center, a multi-tenant retail operating property which is classified as held for sale as of September 30, 2017. Subsequent to September 30, 2017, the property was sold and the mortgage was repaid in conjunction with the disposition.

3rd Quarter 2017 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of September 30, 2017
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental Gross Leasable Area (GLA)	Targeted Completion (c)	Projected Incremental Return on Cost (d)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$9,500-$10,500	$6,539	(61,200)	Q4 2017	10.5%-11.5%	Reconfigure existing space with a facade renovation
Towson Circle	Baltimore	No	$33,000-$35,000	$12,102	(40,000)	Q4 2019	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 third-party-owned residential units above

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Redevelopment Pipeline
Boulevard at the Capital Centre	Washington, D.C.	No	2018	Dimensions Healthcare/University of Maryland Regional Medical Center phased redevelopment; Certificate of Need approved in October 2016
Merrifield Town Center II	Washington, D.C.	No (e)	2019	Mixed-use redevelopment and monetization of air rights
Tysons Corner	Washington, D.C.	Yes	(f)	Redevelopment with increased density

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project.

(b)	Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, reimbursement from third parties and contributions from project partners, as applicable.

(c)
A redevelopment is considered complete and its classification changed from development to operating when it is substantially completed and held available for occupancy, but no later than one year from the completion of major construction activity.

(d)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. A property is considered stabilized upon reaching 90% occupancy, but no later than one year from the date it was classified as operating. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(e)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio as of September 30, 2017.

(f)	Targeted commencement has not been determined.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

3rd Quarter 2017 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of September 30, 2017 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Square Feet

Expansions and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown	Washington, D.C.	No (b)	182,000	(c)
Main Street Promenade	Chicago	No (b)	62,000
Governor's Marketplace	Tallahassee	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Reisterstown Road Plaza	Baltimore	No (d)	8,000 - 12,000
Gateway Plaza	Dallas	Yes	8,000
High Ridge Crossing	St. Louis	Yes	7,500
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Page Field Commons	Cape Coral-Fort Myers, FL	Yes	4,700
Downtown Crown	Washington, D.C.	Yes	3,000 - 9,000

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Developments are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio as of September 30, 2017.

(b)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio as of September 30, 2017.

(c)
The acquisition of One Loudoun Downtown includes six vacant parcels that have been identified for future development of up to 182,000 square feet of commercial GLA and rights to develop 408 multi-family units at the property.

(d)	Property is an active redevelopment, and as such, does not meet the criteria to be included in the Company's same store portfolio as of September 30, 2017.

Property Name	MSA	Included in Same store portfolio (e)	Total Estimated Net Costs (f)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (f)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	Yes	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,468	$3,468	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,507	$1,507	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant	Charlotte	Yes	$2,500	$2,462	32,500	Q2 2017	14.7%	32,500 sq. ft. multi-tenant retail
Shops at Park Place	Dallas	Yes	$3,950	$3,541	25,040	Q2 2017	9.1%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,900	$1,072	4,500	Q3 2017	7.3%	4,500 sq. ft. pad development

(e)	See footnote (a) above regarding the Company's same store portfolio.

(f)	See footnotes (b) and (d) on page 10 regarding total estimated net costs and projected incremental return on cost, respectively.

3rd Quarter 2017 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Nine Months Ended September 30, 2017
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	GLA	Gross Purchase Price	Mortgage Debt Assumed

Main Street Promenade	January 13, 2017	Chicago	Multi-tenant retail	181,600	$88,000	$—
Boulevard at the Capital Centre – Fee Interest	January 25, 2017	Washington, D.C.	Fee interest (a)	—	2,000	—
One Loudoun Downtown – Phase II	February 24, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	15,900	4,128	—
One Loudoun Downtown – Phase III	April 5, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	9,800	2,193	—
One Loudoun Downtown – Phase IV	May 16, 2017	Washington, D.C.	Development rights (b)	—	3,500	—
New Hyde Park Shopping Center	July 6, 2017	New York	Multi-tenant retail	32,300	22,075	—
One Loudoun Downtown – Phase V	August 8, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	17,700	5,167	—
One Loudoun Downtown – Phase VI	August 8, 2017	Washington, D.C.	Additional phase of multi-tenant retail (b)	74,100	20,523	—

	Total 2017 acquisitions (through September 30, 2017)			331,400	$147,586	$—

(a)
The wholly-owned multi-tenant retail operating property located in Largo, Maryland was previously subject to an approximately 70 acre long-term ground lease with a third party. The Company completed a transaction whereby it received the fee interest in approximately 50 acres of the underlying land in exchange for which (i) the Company paid $1,939 and (ii) the term of the ground lease with respect to the remaining approximately 20 acres was shortened to nine months. The Company derecognized building and improvements of $11,347 related to the remaining ground lease, recognized the fair value of land received of $15,200 and recorded a deferred gain of $2,524. The deferred gain will be recognized upon the expiration of the remaining ground lease. The total number of properties in the Company's portfolio was not affected by this transaction.

(b)
The Company acquired the remaining five phases under contract, including the development rights for an additional 123 multi-family units for a total of 408 units, at its One Loudoun Downtown multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by these transactions.

There have been no acquisitions subsequent to September 30, 2017.

3rd Quarter 2017 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Nine Months Ended September 30, 2017
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid or Defeased		Defeasance Cost / Prepayment Premium

Rite Aid Store (Eckerd), Culver Rd. – Rochester, NY	January 27, 2017	Single-user retail	10,900	$500		$—		$—
Shoppes at Park West	February 21, 2017	Multi-tenant retail	63,900	15,383		4,993	(a)	792
CVS Pharmacy – Sylacauga, AL	March 7, 2017	Single-user retail	10,100	3,700		—		—
Rite Aid Store (Eckerd) – Kill Devil Hills, NC	March 8, 2017	Single-user retail	13,800	4,297		1,783	(a)	283
Century III Plaza – Home Depot (c)	March 15, 2017	Single-user parcel	131,900	17,519		—		—
Village Shoppes at Gainesville	March 16, 2017	Multi-tenant retail	229,500	41,750		19,371		2,054
Northwood Crossing	March 24, 2017	Multi-tenant retail	160,000	22,850		—		—
University Town Center	April 4, 2017	Multi-tenant retail	57,500	14,700		4,191	(a)	665
Edgemont Town Center	April 4, 2017	Multi-tenant retail	77,700	19,025		6,108	(a)	969
Phenix Crossing	April 4, 2017	Multi-tenant retail	56,600	12,400	(b)	3,923	(a)	622
Brown's Lane	April 27, 2017	Multi-tenant retail	74,700	10,575		4,637	(a)	736
Rite Aid Store (Eckerd) – Greer, SC	May 9, 2017	Single-user retail	13,800	3,050		1,498	(a)	238
Evans Towne Centre	May 9, 2017	Multi-tenant retail	75,700	11,825		4,012	(a)	637
Red Bug Village	May 25, 2017	Multi-tenant retail	26,200	8,100		—		—
Wilton Square	May 26, 2017	Multi-tenant retail	438,100	49,300		—		—
Town Square Plaza	May 30, 2017	Multi-tenant retail	215,600	28,600		16,815		2,261
Cuyahoga Falls Market Center	May 31, 2017	Multi-tenant retail	76,400	11,500		3,433	(a)	545
Plaza Santa Fe II	June 5, 2017	Multi-tenant retail	224,200	35,220		—		—
Rite Aid Store (Eckerd)–Columbia, SC	June 6, 2017	Single-user retail	13,400	3,250		1,560	(a)	248
Fox Creek Village	June 16, 2017	Multi-tenant retail	107,500	24,825		8,471	(a)	1,344
Cottage Plaza	June 29, 2017	Multi-tenant retail	85,500	23,050		10,076	(a)	1,598
Magnolia Square	June 29, 2017	Multi-tenant retail	116,000	16,000		5,974	(a)	948
Cinemark Seven Bridges	June 29, 2017	Single-user retail	70,200	15,271		4,637	(a)	736
Low Country Village I & II	June 29, 2017	Multi-tenant retail	139,900	22,075		—		—
Boulevard Plaza	July 20, 2017	Multi-tenant retail	111,100	14,300		2,229	(a)	354
Irmo Station	July 26, 2017	Multi-tenant retail	99,400	16,027	(b)	4,725	(a)	750
Hickory Ridge	July 27, 2017	Multi-tenant retail	380,600	44,020		18,100	(a)	2,872
Lakepointe Towne Center	August 4, 2017	Multi-tenant retail	196,600	10,500		—		—
The Columns	August 14, 2017	Multi-tenant retail	173,400	21,750		11,591	(a)	1,839
Holliday Towne Center	August 25, 2017	Multi-tenant retail	83,100	11,750		7,311	(a)	1,160
Northwoods Center	August 25, 2017	Multi-tenant retail	96,000	24,250	(b)	8,025	(a)	1,273
The Orchard	September 14, 2017	Multi-tenant retail	165,800	20,000		—		—
Lake Mary Pointe	September 21, 2017	Multi-tenant retail	51,100	5,100		1,548	(a)	246
West Town Market	September 22, 2017	Multi-tenant retail	67,900	14,250	(b)	—		—
Dorman Centre I & II	September 29, 2017	Multi-tenant retail	388,300	46,000		19,691		1,815

Total 2017 dispositions (through September 30, 2017)			4,302,400	$642,712		$174,702		$24,985

(a)	Debt on this property was defeased as part of the January 2017 defeasance of the IW JV portfolio of mortgages payable.

(b)
Disposition proceeds related to this property are temporarily restricted related to a potential 1031 Exchange. As of September 30, 2017, disposition proceeds totaling $65,086 are temporarily restricted and are included in "Other assets, net" in the condensed consolidated balance sheets.

(c)
The Company disposed of the Home Depot parcel at Century III Plaza, an existing 284,100 square foot multi-tenant retail operating property. The remaining portion of Century III Plaza is classified as held for sale as of September 30, 2017.

Subsequent to September 30, 2017, the Company closed on the following dispositions:

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Repaid or Defeased		Defeasance Cost / Prepayment Premium

Forks Town Center	October 6, 2017	Multi-tenant retail	100,300	$23,800	(d)	$7,662		$955
Placentia Town Center	October 10, 2017	Multi-tenant retail	111,000	35,725	(d)	10,432	(e)	1,655
Five Forks	October 24, 2017	Multi-tenant retail	70,200	10,720	(d)	—		—
Saucon Valley Square	October 27, 2017	Multi-tenant retail	80,700	6,300		8,025	(e)	1,273

	Subsequent dispositions		362,200	$76,545		$26,119		$3,883

(d)	Disposition proceeds related to this property are temporarily restricted related to a potential 1031 Exchange.

(e)	Debt on this property was defeased as part of the January 2017 defeasance of the IW JV portfolio of mortgages payable.

3rd Quarter 2017 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of September 30, 2017
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	19	$80,592	22.6%	$21.98	3,926	18.5%	93.4%	94.7%
Washington, D.C. / Baltimore, Maryland	13	50,209	14.1%	22.39	2,735	12.9%	82.0%	82.8%
New York, New York	9	34,661	9.7%	28.06	1,292	6.1%	95.6%	96.7%
Chicago, Illinois	7	25,688	7.2%	23.02	1,258	5.9%	88.7%	91.7%
Seattle, Washington	8	20,424	5.7%	15.18	1,477	7.0%	91.1%	91.7%
Atlanta, Georgia	9	18,401	5.2%	13.28	1,513	7.1%	91.6%	91.7%
Houston, Texas	9	15,173	4.3%	14.13	1,141	5.4%	94.1%	94.5%
San Antonio, Texas	3	12,138	3.4%	17.17	723	3.4%	97.8%	98.9%
Phoenix, Arizona	3	9,886	2.8%	17.36	632	3.0%	90.1%	91.4%
Austin, Texas	4	5,170	1.4%	15.99	350	1.7%	92.4%	93.7%
Subtotal	84	272,342	76.4%	19.93	15,047	71.0%	90.8%	91.9%

Non-Target – Top 50 MSAs
California	2	9,352	2.6%	20.23	547	2.6%	84.5%	92.0%
Virginia	1	4,961	1.4%	17.96	308	1.5%	89.7%	89.7%
Florida	2	4,823	1.4%	22.00	223	1.1%	98.3%	98.3%
Missouri	2	4,823	1.4%	9.73	530	2.5%	93.5%	93.5%
North Carolina	1	3,350	0.9%	11.59	319	1.5%	90.6%	90.6%
Indiana	2	2,977	0.8%	14.68	205	1.0%	98.9%	98.9%
Connecticut	1	2,671	0.7%	24.50	115	0.5%	94.8%	94.8%
Pennsylvania	1	2,173	0.6%	11.14	195	0.9%	100.0%	100.0%
Massachusetts	1	1,721	0.5%	16.24	106	0.5%	100.0%	100.0%
Tennessee	1	1,052	0.3%	11.71	93	0.4%	96.6%	96.6%
Subtotal	14	37,903	10.6%	15.50	2,641	12.5%	92.6%	94.1%

Subtotal Target Markets and Top 50 MSAs	98	310,245	87.0%	19.25	17,688	83.5%	91.1%	92.2%

Non-Target – Other
Texas	3	8,375	2.4%	13.35	651	3.1%	96.4%	96.9%
Florida	3	7,633	2.2%	13.88	616	2.9%	89.3%	89.9%
Michigan	1	7,222	2.0%	22.61	333	1.6%	95.9%	96.7%
South Carolina	3	5,813	1.6%	14.23	411	1.9%	99.4%	99.4%
Massachusetts	1	5,384	1.5%	10.89	537	2.5%	92.1%	92.1%
Washington	1	4,210	1.2%	13.20	378	1.8%	84.4%	84.8%
Tennessee	1	2,904	0.8%	11.23	271	1.3%	95.4%	96.2%
Connecticut	2	2,628	0.7%	13.55	194	0.9%	100.0%	100.0%
Maryland	1	2,030	0.6%	19.09	113	0.5%	94.1%	94.1%
Subtotal	16	46,199	13.0%	14.09	3,504	16.5%	93.6%	93.9%

Total Multi-Tenant Retail	114	356,444	100.0%	18.38	21,192	100.0%	91.5%	92.5%

Single-User Retail	6	10,669		23.45	455		100.0%	100.0%

Total Retail	120	367,113		18.50	21,647		91.7%	92.7%

Office	1	1,921		15.55	895		13.8%	46.1%

Total Operating Portfolio (b)	121	$369,034		$18.48	22,542		88.6%	90.8%

(a)
Excludes $7,548 of multi-tenant retail ABR and 816 square feet of multi-tenant retail GLA attributable to the Company's two active redevelopments, which are located in the Washington, D.C./Baltimore MSA. Including these amounts, 76.9% of the Company's multi-tenant retail ABR and 72.1% of the Company's multi-tenant retail GLA is located in Target Markets.

(b)	Excludes six multi-tenant retail operating properties classified as held for sale as of September 30, 2017.

3rd Quarter 2017 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of September 30, 2017
(square footage in thousands)

Total Retail Operating Portfolio:

	Target Markets		Non-Target – Top 50 MSAs		Non-Target – Other		Total Multi-Tenant Retail (a)		Single-User Retail		Total Retail
Number of Properties	84		14		16		114		6		120
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	6,756	93.5%	1,498	95.1%	1,835	93.6%	10,089	93.8%	430	100.0%	10,519	94.0%	94.6%
10,000-24,999 sq ft	2,765	93.8%	575	90.2%	695	97.8%	4,035	94.0%	25	100.0%	4,060	94.0%	95.0%
Anchor	9,521	93.6%	2,073	93.7%	2,530	94.8%	14,124	93.8%	455	100.0%	14,579	94.0%	94.7%

5,000-9,999 sq ft	2,148	89.1%	260	93.7%	437	98.7%	2,845	91.0%	—	—	2,845	91.0%	91.9%
0-4,999 sq ft	3,378	84.1%	308	83.7%	537	83.8%	4,223	84.0%	—	—	4,223	84.0%	86.0%
Non-Anchor	5,526	86.0%	568	88.3%	974	90.5%	7,068	86.8%	—	—	7,068	86.8%	88.4%

Total	15,047	90.8%	2,641	92.6%	3,504	93.6%	21,192	91.5%	455	100.0%	21,647	91.7%	92.7%

(a)	Excludes six multi-tenant retail operating properties classified as held for sale as of September 30, 2017.

3rd Quarter 2017 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of September 30, 2017
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of September 30, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	17	$11,106	3.0%	$16.33	680	3.4%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	21	7,699	2.1%	13.70	562	2.8%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	26	7,557	2.1%	10.13	746	3.8%

Ross Stores, Inc.	Ross Dress for Less	22	7,369	2.0%	11.44	644	3.2%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.9%	31.56	219	1.1%

PetSmart, Inc.		21	6,633	1.8%	15.64	424	2.1%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	8	6,278	1.7%	13.50	465	2.3%

Ahold U.S.A. Inc.	Stop & Shop	4	6,105	1.7%	24.32	251	1.3%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	18	5,201	1.4%	12.78	407	2.1%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	24	4,958	1.4%	17.16	289	1.5%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	42	4,932	1.3%	21.92	225	1.1%

BJ's Wholesale Club, Inc.		2	4,609	1.3%	18.81	245	1.2%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	7	4,540	1.2%	13.55	335	1.7%

Office Depot, Inc.	Office Depot, OfficeMax	15	4,514	1.2%	14.51	311	1.6%

Pier 1 Imports, Inc.		21	4,392	1.2%	20.82	211	1.1%

The Home Depot, Inc.		3	4,162	1.1%	11.86	351	1.8%

Party City Holdings Inc.		20	4,131	1.1%	14.65	282	1.4%

Barnes & Noble, Inc.		9	4,115	1.1%	18.79	219	1.1%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.1%

The Kroger Co.	Kroger, Harris Teeter, QFC	7	3,638	1.0%	10.42	349	1.8%
Total Top Retail Tenants		293	$112,794	30.7%	$14.41	7,825	39.5%

3rd Quarter 2017 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of September 30, 2017 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q3 2017	123	787	$17.52	$16.42	6.7%	5.5	$8.27
Q2 2017	140	797	$17.65	$16.32	8.1%	5.7	$8.63
Q1 2017	121	466	$27.14	$24.68	10.0%	5.3	$12.14
Q4 2016	136	502	$23.20	$21.73	6.8%	6.0	$10.98
Total – 12 months	520	2,552	$20.22	$18.75	7.8%	5.6	$9.62

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2017	84	623	$17.06	$16.03	6.4%	5.1	$1.96
Q2 2017	107	637	$17.03	$16.13	5.6%	4.8	$0.73
Q1 2017	88	308	$27.51	$25.33	8.6%	4.6	$2.49
Q4 2016	89	357	$23.71	$22.70	4.4%	4.9	$0.62
Total – 12 months	368	1,925	$19.96	$18.79	6.2%	4.9	$1.39

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2017	14	61	$22.12	$20.31	8.9%	7.8	$51.06
Q2 2017	9	71	$23.16	$18.04	28.4%	9.3	$39.94
Q1 2017	9	45	$24.57	$20.17	21.8%	7.8	$47.57
Q4 2016	10	57	$19.95	$15.66	27.4%	9.3	$47.54
Total – 12 months	42	234	$22.37	$18.46	21.2%	8.6	$46.17

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2017	25	103	$22.13	n/a	n/a	6.4	$20.88
Q2 2017	24	89	$22.72	n/a	n/a	7.3	$40.36
Q1 2017	24	113	$12.93	n/a	n/a	7.0	$24.38
Q4 2016	37	88	$23.44	n/a	n/a	8.4	$29.26
Total – 12 months	110	393	$19.92	n/a	n/a	7.3	$28.16

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

3rd Quarter 2017 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of September 30, 2017
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of September 30, 2017, of lease expirations scheduled to occur during the remainder of 2017 and each of the nine calendar years from 2018 to 2026 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of September 30, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	61	$4,127	1.1%	$21.95	$4,127	$21.95	188	1.0%	0.9%
2018	359	37,086	10.1%	21.38	37,539	21.64	1,735	8.7%	8.0%
2019	440	61,744	16.8%	20.38	62,351	20.58	3,029	15.3%	14.0%
2020	329	39,251	10.6%	17.78	39,988	18.11	2,208	11.1%	10.2%
2021	287	43,590	11.8%	19.46	44,643	19.93	2,240	11.3%	10.3%
2022	291	47,840	13.0%	15.91	49,942	16.61	3,006	15.1%	13.9%
2023	165	31,970	8.7%	16.49	34,568	17.83	1,939	9.8%	8.9%
2024	151	22,953	6.3%	17.13	25,137	18.76	1,340	6.8%	6.2%
2025	99	21,369	5.9%	17.29	23,578	19.08	1,236	6.2%	5.8%
2026	79	15,633	4.3%	21.68	18,196	25.24	721	3.7%	3.3%
Thereafter	114	39,912	10.9%	18.63	47,014	21.95	2,142	10.7%	9.9%
Month to month	23	1,638	0.5%	27.76	1,638	27.76	59	0.3%	0.3%
Leased Total	2,398	$367,113	100.0%	$18.50	$388,721	$19.59	19,843	100.0%	91.7%

Leases signed but not commenced	45	$4,931	—	$23.15	$5,584	$26.22	213	—	1.0%
Available							1,591	—	7.3%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	2	$339	0.1%	$9.16	$339	$9.16	37	0.2%	0.2%
2018	35	11,925	3.2%	14.69	12,265	15.10	812	4.1%	3.7%
2019	71	30,911	8.4%	16.08	31,033	16.15	1,922	9.7%	8.9%
2020	53	17,419	4.7%	12.89	17,438	12.91	1,351	6.8%	6.2%
2021	54	23,304	6.3%	15.40	23,390	15.46	1,513	7.6%	7.0%
2022	65	28,341	7.7%	12.27	28,856	12.50	2,309	11.6%	10.7%
2023	52	20,141	5.5%	13.43	21,405	14.27	1,500	7.6%	6.9%
2024	32	10,954	3.0%	11.33	11,556	11.95	967	4.9%	4.5%
2025	26	12,411	3.4%	13.16	13,239	14.04	943	4.7%	4.4%
2026	23	8,402	2.3%	17.18	9,324	19.07	489	2.5%	2.2%
Thereafter	42	30,668	8.4%	16.55	35,558	19.19	1,853	9.3%	8.6%
Month to month	1	276	0.1%	23.00	276	23.00	12	0.1%	0.1%
Leased Total	456	$195,091	53.1%	$14.23	$204,679	$14.93	13,708	69.1%	63.4%

Leases signed but not commenced	4	$1,612	—	$15.96	$1,803	$17.85	101		0.5%
Available							770	—	3.5%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	59	$3,788	1.0%	$25.09	$3,788	$25.09	151	0.8%	0.7%
2018	324	25,161	6.9%	27.26	25,274	27.38	923	4.6%	4.3%
2019	369	30,833	8.4%	27.85	31,318	28.29	1,107	5.6%	5.1%
2020	276	21,832	5.9%	25.47	22,550	26.31	857	4.3%	4.0%
2021	233	20,286	5.5%	27.90	21,253	29.23	727	3.7%	3.3%
2022	226	19,499	5.3%	27.98	21,086	30.25	697	3.5%	3.2%
2023	113	11,829	3.2%	26.95	13,163	29.98	439	2.2%	2.0%
2024	119	11,999	3.3%	32.17	13,581	36.41	373	1.9%	1.7%
2025	73	8,958	2.5%	30.57	10,339	35.29	293	1.5%	1.4%
2026	56	7,231	2.0%	31.17	8,872	38.24	232	1.2%	1.1%
Thereafter	72	9,244	2.5%	31.99	11,456	39.64	289	1.4%	1.3%
Month to month	22	1,362	0.4%	28.98	1,362	28.98	47	0.2%	0.2%
Leased Total	1,942	$172,022	46.9%	$28.04	$184,042	$30.00	6,135	30.9%	28.3%

Leases signed but not commenced	41	$3,319	—	$29.63	$3,781	$33.76	112		0.5%
Available							821	—	3.8%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

3rd Quarter 2017 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which the Company owned 62,000 square feet as of September 30, 2017.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, and the impact on earnings from executive separation, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2017 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three and nine months ended September 30, 2017 represents NOI from the Company's same store portfolio consisting of 110 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three and nine months ended September 30, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company's wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company's acquisition of the fee interest on April 29, 2016.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2017 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income attributable to common shareholders	$33,542	$70,132	$134,480	$141,435
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,362	2,362	7,087	7,087
Gain on sales of investment properties	(73,082)	(66,385)	(230,874)	(97,737)
Depreciation and amortization	51,469	56,763	157,268	163,602
Provision for impairment of investment properties	45,822	4,742	58,856	11,048
General and administrative expenses	7,785	11,110	29,368	33,289
Gain on extinguishment of debt	—	—	—	(13,653)
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Interest expense	21,110	25,602	128,077	78,343
Straight-line rental income, net	(1,849)	(1,226)	(3,109)	(3,054)
Amortization of acquired above and below market lease intangibles, net	(482)	(1,441)	(1,762)	(2,412)
Amortization of lease inducements	242	265	824	817
Lease termination fees	(188)	(385)	(2,310)	(3,070)
Straight-line ground rent expense	674	692	2,037	2,372
Amortization of acquired ground lease intangibles	(140)	(140)	(420)	(420)
Other expense (income), net	76	(22)	(380)	(449)
NOI	87,341	102,069	279,142	310,220
NOI from Other Investment Properties	(12,054)	(27,548)	(52,111)	(87,028)
Same Store NOI	$75,287	$74,521	$227,031	$223,192

3rd Quarter 2017 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	September 30, 2017	December 31, 2016

Mortgages payable, net	$288,100	$769,184
Mortgage payable associated with investment properties held for sale, net	7,655	—
Unsecured notes payable, net	695,595	695,143
Unsecured term loans, net	546,914	447,598
Unsecured revolving line of credit	187,000	86,000
Total	1,725,264	1,997,925
Mortgage premium, net of accumulated amortization	(1,087)	(1,437)
Mortgage discount, net of accumulated amortization	590	622
Unsecured notes payable discount, net of accumulated amortization	882	971
Capitalized loan fees, net of accumulated amortization	7,283	11,314
Total notional debt	1,732,932	2,009,395
Less: consolidated cash and cash equivalents	(29,652)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(65,086)	—
Total net debt	1,638,194	1,956,276
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$1,773,194	$2,091,276

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2017	December 31, 2016

Net income attributable to common shareholders	$33,542	$15,932
Preferred stock dividends	2,362	2,363
Interest expense	21,110	31,387
Depreciation and amortization	51,469	60,828
Gain on sales of investment properties	(73,082)	(31,970)
Provision for impairment of investment properties	45,822	9,328
Impact on earnings from executive separation, net	(1,086)	—
Adjusted EBITDA	$80,137	$87,868
Annualized	$320,548	$351,472

3rd Quarter 2017 Supplemental Information	22